Exhibit 10.10

CONFESSED JUDGMENT PROMISSORY NOTE

$150,000.00.	January 15, 2010

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION, WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

FOR VALUE RECEIVED, the undersigned, Seawright Holdings, Inc. (hereinafter referred to as "Maker") promises to pay to the order of Theodore J. Kanakis (hereinafter referred to as "Holder"), the Principle Amount of One HUNDRED FIFTY THOUSAND DOLLARS AND NO CENT ($150,000.00) on December 31,2010.

If Maker pays Holder the sum of One Hundred Twenty Five Thousand Dollars and No Cents ($125,000.00) (the "Pre-Payment Amount") on or before March 30,2010 then this Note shall be marked "Paid in Full" and Maker shall be released from any further obligation under this Note.

If Maker fails to pay Holder the Pre-Payment Amount, on or before March 30, 2010 then interest shall accrue at the rate of One Percent (1%) per month. Payment of said interest shall be due in full, by the 5th of each month, in the form of a certified bank check payable to Theodore 1. Kanakis.

The principal amount owed with accrued interest shall be tied to the final daily "Ask" spot price of gold as posted on the Kitco.Com website as of the date of execution of this Agreement. In the event the price of gold rises by more than ten (10%) from the "Ask" spot price of gold on the execution date of this Agreement, then the amount owed shall increase accordingly, based on the percentage increase of the "Ask" spot price of gold as posted on the Kitco.Com website. However, in no event shall the Principal Amount or the Pre-Payment Amount decrease. The Pre-Payment amount is also subject to the provisions of this paragraph.

If Maker fails to pay in accordance with the terms set out above with respect to the Note and/or interest payment due dates, this Note shall be in default. The Maker shall have seven (7) calendar days in which to cure any payment in default. Any defaulted payment not paid within seven (7) calendar days of its due date, shall entitle the Holder at its sole option, without notice to Maker, to declare the entire balance on the Note immediately due and payable.

In the event of default, the undersigned Maker expressly authorizes, appoints and empowers Robert B. Nealon, Esquire, a member of the Virginia Bar, as their attorney-in fact to appear in the Arlington County Circuit Court, Virginia and in their name to confess judgment against them in favor of the Holder for the full principle sum then outstanding, plus attorney's fees of Ten (10%) Percent on any outstanding balance, plus court costs to confess judgment. Any partial payments under this Note shall be first applied to interest, costs and attorney fees.

As to this Note, the undersigned waives and releases presentment, demand for payment, protest, notice of non-payment or protest, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy of real estate or personal property to which the undersigned may be entitled under the laws of any state or territory of the United States now in force or which may hereafter be passed. The undersigned Maker expressly agrees that the maturity of this Note, or any payment hereunder, may be extended by the Holder from time to time and that the Holder may release any other party liable for this obligation, and any such extension or release can be made without notice to the undersigned Maker without affecting the liability of said undersigned Maker. The Maker expressly waives their homestead exemption, if any.

The undersigned Maker expressly acknowledge the receipt and sufficiency of good and valuable consideration for the execution of this Note and acknowledge that the Note has been executed and delivered for business purposes.

The undersigned Maker expressly certifies that there are no defenses, counterclaims or offsets to this Notice and declare themselves to be forever estopped to assert any such defenses or counterclaims to this Notice.

The undersigned expressly warrants that he has full authority to execute this Note on behalf of this Maker.

If anyone or more of the words or terms of this Note shall be held to be indefinite, invalid, illegal or otherwise unenforceable, in whole or in part, for any reason, by any court of competent jurisdiction, the remainder of this Note shall continue in full force and effect and shall be construed as if such indefinite, invalid, illegal or unenforceable words or terms had not been contained herein.

All questions with respect to the construction of this Note, and the rights and liabilities of the parties hereunder shall be determined in accordance with the laws of the Commonwealth of Virginia.

The provision of this Note shall bind and inure to the benefit of the parties hereto, their heirs, representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned Maker have hereunto set their hand and seal as of the day stated in the Notary Clause below.

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SIGNATURE PAGE TO FOLLOW]

SEAWRIGHT HOLDINGS, INC.

By: /s/ Joel Patrick Sens                                                                                     Date: 1/15/10

Joe Patrick Sens, President

Maker

STATE OF VIRGINIA:

CITY/ COUNTY OF Arlington    :

The foregoing instrument was acknowledged before me this 15 day of January 2010 by Joel Patrick Sens in the City/County aforesaid.

/s/ Debra Frances Maddox

Notary Public

My Commission Expires:   4/30/2012

Notary Number: 7149853